Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

June 5, 2009

Keating Capital, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, CO  80111

Re:	Keating Capital, Inc. Registration Statement on Form N-2 File No. 333-157217

Ladies and Gentlemen:

                We have acted as counsel to Keating Capital, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-157217) (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 10, 2009, relating to the registration of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which Shares are to be issued and sold in a continuous offering (the “Offering”) upon the terms and subject to the conditions described in the Registration Statement.

                As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinions hereinafter expressed including, without limitation, the following:

(i)	The Articles of Incorporation of the Company, as amended to date, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Bylaws of the Company, as amended to date, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)
A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

(iv)
The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

Keating Capital, Inc.
June 5, 2009

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances.  Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions.  Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Shares.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the Company’s Charter and Bylaws and the Resolutions remain in effect, without amendment, at all times during the Offering; (ii) the final terms and conditions of the Offering and of each issuance and sale of Shares in connection therewith, including those relating to the amount of Shares to be issued and sold and the purchase price per Share thereof (the “Purchase Price”), have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Charter and Bylaws and the Resolutions, and are consistent with the descriptions thereof in the Registration Statement; (iii) at the time of each issuance of Shares in connection with the Offering, the Shares have been delivered to, and the Purchase Price has been fully paid at the time of such delivery by, the purchasers thereof; (iv) upon each issuance of Shares in connection with the Offering, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; and (v) the Certificate of Good Standing remains accurate and the Registration Statement has become effective under the Securities Act and remains effective at all times during the Offering and at the time of each issuance and sale of Shares in connection therewith, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Keating Capital, Inc.
June 5, 2009

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated.  Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/S/ SUTHERLAND ASBILL & BRENNAN LLP

SUTHERLAND ASBILL & BRENNAN LLP